Exhibit 10(y)

GUARANTEE

THIS GUARANTEE, dated as of October 14 , 1998 (the "Guarantee"), is entered into by and between FPL GROUP, INC., a Florida corporation ("Guarantor"), and FPL GROUP CAPITAL INC, a Florida corporation ("Group Capital").

W I T N E S S E T H:

WHEREAS, Guarantor is the owner of 100% of the issued and outstanding shares of capital stock of Group Capital; and

WHEREAS, Group Capital has incurred and from time to time hereafter intends to incur Debt (as hereinafter defined) from time to time from parties other than Guarantor to enable Group Capital to carry on its business; and

WHEREAS, Guarantor and Group Capital desire to enter into this Guarantee for the benefit of Holders (as hereinafter defined) of Group Capital's Debt, to enhance Group Capital's ability to incur such Debt;

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor, for itself, and its successors and assigns, hereby absolutely and unconditionally guarantees to each Holder of Debt, whether or not incurred, created or arising prior to, on or subsequent to the date hereof, prompt and full payment, when and as the same may become due and payable, whether upon acceleration, redemption or stated maturity, according to their terms and the terms of the applicable Operative Instruments, of such Debt (whether of principal, interest, premium, if any, fees, expenses or otherwise), together with the reasonable expenses (including reasonable attorneys' fees and expenses) of each such Holder incurred in connection with the enforcement or collection of, this Guaranty (collectively, the "Guaranteed Obligations"), but only in the case of a failure of Group Capital to pay or provide for punctual payment of any such amounts. Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.

For the purposes hereof, the following terms shall have the following meanings:

"Contingent Obligations" means the liability of Group Capital under any agreement by which Group Capital assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person or otherwise assures any creditor of such other Person against loss, in each such case, the liability of Group Capital to be reasonably capable of being calculated, and shall include, without limitation, the contingent liability of Group Capital under any letter of credit or the commercial equivalent thereof of which Group Capital is in any way liable.

"Debt" means Group Capital's (a) obligations for borrowed money, including, without limitation, such obligations as are evidenced by credit agreements, bonds, notes, convertible or exchangeable notes, debentures, convertible or exchangeable debentures, or other straight debt or hybrid debt securities, secured or unsecured, (b) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of business, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by Group Capital, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) capitalized lease obligations, and (f) Contingent Obligations; provided that Debt shall not include (x) any obligations of Group Capital to Guarantor, (y) any obligations or indebtedness in respect of any Debentures issued pursuant to the terms of that certain Indenture, dated as of March 1, 1987, from Group Capital to The Bank of New York (formerly Irving Trust Company), or (z) any Debt which, by its express terms, is excluded from the benefit of this Guarantee or is otherwise guaranteed pursuant to a separate instrument of guarantee issued by Guarantor.

"Holder" means any Person to which Group Capital is indebted or obligated in respect of Debt (although the same may not be funded in whole or in part) or which is acting as agent, trustee or authorized representative with respect to Debt on behalf of any such Person, but shall not include Guarantor or any Person controlled, directly or indirectly, by Guarantor.

"Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a capitalized lease obligation or analogous instrument, in, of or on any of Group Capital's property.

"Operative Instrument" means any agreement by which Group Capital issues, provides for the payment of, or is obligated with respect to, any Debt.

"Person" means any bank, corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

Guarantor hereby further agrees as follows:

1.    Waiver. Guarantor hereby waives demand of payment, presentment, protest and notice of protest, non-payment, default or dishonor on any and all of the Debt hereby guaranteed. Payments by Guarantor for the account of the Holders pursuant to this Guarantee shall be made in lawful money of the United States of America.

2.    Obligations Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Operative Instruments, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder of Debt with respect thereto. This Guarantee contains the full agreement of Guarantor and is not subject to any oral conditions. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and, subject to the provisions of this Guaranty, a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Group Capital or whether Group Capital is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Operative Instrument or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Operative Instrument, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Group Capital;

(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)    any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of Group Capital;

(e) any change, restructuring or termination of the corporate structure or existence of Group Capital;

(f)    any failure of any Holder to disclose to the Guarantor any information relating to the financial condition, operations, properties or prospects of Group Capital now or in the future known to any Holder (the Guarantor waiving any duty on the part of the Holders to disclose such information); or

(g)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Holder that might otherwise constitute a defense available to, or a discharge of, Group Capital, the Guarantor or any other guarantor or surety.

3. Waivers and Acknowledgments.

(a)    The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Holder protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or remedy or take any action against Group Capital or any other person or entity or any collateral.

(b)    The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financial accommodations and arrangements made or to be made for the benefit of Group Capital by the Holders of Debt from time to time and that the waivers set forth in Sections 2 and 3 hereof are knowingly made in contemplation of such benefits.

4.    Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against Group Capital that arise from the existence, payment, performance or enforcement of any Debt under this Guaranty or any Operative Instrument, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Holder of such Debt against Group Capital or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Group Capital or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of such Debt shall have been paid in full and all commitments to fund such Debt shall have been terminated in full.

5. Waiver of Notice of Acceptance. Guarantor hereby expressly waives notice from the Holders of acceptance and reliance on this Guarantee.

6.    Obligations Continuing. The obligations hereunder shall be continuing and irrevocable until the date upon which all of the outstanding Debt hereby guaranteed has been fully paid and performed or this Guarantee has otherwise been earlier terminated in accordance with the provisions hereof.

7.    Liability Not Affected by Bankruptcy. The liability of Guarantor shall remain and continue in full force and effect notwithstanding the voluntary or involuntary liquidation, dissolution, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or any similar proceeding affecting, Group Capital or any of its assets. The Holders may bring suit against Guarantor separately without having to contemporaneously exhaust their remedies against Group Capital. This Guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by any Holder of Debt upon the insolvency, bankruptcy or reorganization of Group Capital, all as though such payment had not been made.

8.    Governing Law; Severability. This Guarantee shall be construed in accordance with and governed by the laws of the State of Florida, without regard to conflict of laws principles thereunder. Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

9.    Course of Dealing. No failure, omission or delay on the part of the Holders in exercising any rights hereunder or in taking any action to collect or enforce payment of any obligation to which this Guarantee applies, against Group Capital, shall operate as a waiver of any such right or in any manner prejudice the rights of the Holders against Guarantor.

10.    Amendments; Termination. This Guarantee may be amended or modified at any time by the parties hereto; provided, however, that no such amendment or modification shall be binding on or in any manner become effective with respect to the Holders of any Debt outstanding, or in respect of which unfunded commitments are outstanding, at the time of the effectiveness thereof, unless (a) reasonable prior notice of such amendment or modification designated as such (an "Amendment Notice") shall have been given to all Holders of all outstanding Debt or commitments and (b) to the extent that, on or prior to the date that is thirty (30) days following the date of the Amendment Notice, any such Holder shall have delivered a written notice to Guarantor or Group Capital stating that the proposed amendment or modification adversely affects such Holder and providing a reasonable basis therefor (an "Objection Notice"), no such amendment or modification shall be effective as against such Holder until such Holder shall have provided its written consent to the proposed amendment or modification. For the purposes hereof, with respect to any Debt or commitments issued under a common agreement, indenture or instrument pursuant to which several Holders are parties or entitled to the direct benefit of such common agreement, indenture or instrument ("Syndicate Holders"), (1) any Amendment Notice need only be given by Guarantor or Group Capital to the agent or trustee acting on behalf of such Syndicate Holders, (2) any Objection Notice to be given on behalf of any or all of such Syndicate Holders shall be given by their agent or trustee and such notice shall specify the specific Holders which assert that they are adversely affected by the proposed amendment or modification and set forth the reasonable basis asserted by each such Syndicate Holder therefor, and (3) to the extent that any Objection Notice is given on behalf of the Syndicate Holders or any of them, such Objection Notice shall be effective as to all such Syndicate Holders and the proposed amendment or modification shall not be effective as against any such Syndicate Holders until all such Syndicate Holders shall have provided their written consent to the effectiveness of the proposed amendment or modification as evidenced by a notice of their agent or trustee to such effect given to Guarantor or Group Capital.

11.    Benefit Received. Guarantor represents that Group Capital is the wholly-owned corporate subsidiary of Guarantor and that this Guarantee may reasonably be expected to benefit, directly or indirectly, Guarantor. Guarantor further represents that the consideration received for this Guarantee is reasonably worth at least as much as the liability and obligation of Guarantor under this Guarantee.

12.    Limit on Interest. Should it be determined that Guarantor is required to pay interest on any Debt in excess of that legally permitted to be paid by Guarantor under applicable law, the obligations of Guarantor shall be limited to paying the maximum rate permitted under said applicable law. This provision shall not limit in any respect, other than the payment of such interest as may be usurious, the obligation of Guarantor to pay the principal amount due plus other amounts due in respect of the Debt.

13.    Successors. This Guarantee shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of the Holders from time to time of the Debt and, notwithstanding that such Holders are not parties hereto, each such Holder shall be entitled to the full benefits of this Guarantee and to enforce the covenants and agreements contained herein. This is not intended for the benefit of any person other than the Holders of the Debt, and shall not confer or be deemed to confer upon any other such person any benefits, rights or remedies hereunder.

14.    Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Guarantee, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, by facsimile transmission or by a reputable overnight courier with all charges prepaid, addressed as follows:

If to any Holder (or any agent or trustee for any Holder), to the address of such Holder (or such agent or trustee) on the books of Guarantor or Group Capital, and
If to Guarantor or Group Capital, at:
FPL Group, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 Attention: Treasurer Fax No.: 561-694-6299

or at such other address as may be substituted by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger.

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed as of the date first written above.

FPL GROUP, INC.
	By:	DILEK SAMIL

	Title:	TREASURER

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:

FRANCINE MCGUIRE

FPL GROUP CAPITAL INC
	By:	DILEK SAMIL

	Title:	TREASURER

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:

FRANCINE MCGUIRE